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                                                                      Exhibit 11

Lasertechnics, Inc. and Subsidiaries
Computation of Per Share Earnings

                                                Six Months Ended June 30,                Three Months Ended June 30,
                                             ------------------------------             -----------------------------
                                               1996                  1995                 1996                 1995
                                             --------              --------             --------             --------
Shares outstanding:

Weighted average shares outstanding:          32,127,285            26,219,110           33,008,899          26,285,831

Net loss applicable to common stock      $    (6,078,333)      $    (4,350,767)     $    (3,929,965)     $   (2,575,240)

Net loss per share                       $         (0.19)      $         (0.17)     $         (0.12)     $        (0.10)
                                          ===============       ===============      ===============      ==============